                                                                      EXHIBIT 21






                      ZIONS BANCORPORATION AND SUBSIDIARIES

                              AT DECEMBER 31, 1995

                     SUBSIDIARY                                                                         STATE
                     ----------                                                                         -----
Zions First National Bank                                                            Federally chartered doing business in Utah
Nevada State Bank                                                                                      Nevada
National Bank of Arizona                                                            Federally chartered doing business in Arizona
Lockhart Realty Company                                                                                 Utah
Great Western Financial Corporation                                                                     Utah
Zions Credit Corporation                                                                                Utah
Zions Data Service Company                                                                              Utah
Zions Insurance Agency, Inc.                                                                            Utah
Zions Life Insurance Company                                                                           Arizona